UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2009

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49995	71-0867623
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1112 West Pender Street, Suite 602, Vancouver, BC V6E 2S1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.2496

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

On September 1, 2009 we signed a consulting agreement with Frontier Geological Services Ltd. and Ken Hicks to provide consulting services to our company, with an effective date of August 1, 2009. In consideration for Mr. Hicks’ services, we have agreed to pay him (i) a monthly cash fee of Cdn$12,500, due at the end of each month during a two year term beginning August 1, 2009; (ii) the grant of options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price on the effective date of the consulting agreement; and (iii) up to an aggregate of five incentive bonuses if certain milestones are achieved, all of which is as more particularly described in the consulting agreement. By its terms, the consulting agreement is subject to approval by our shareholders and the TSX Venture Exchange.

Please review the consulting agreement, filed as Exhibit 10.1 to this current report on Form 8-K, for a complete description of all of its terms and conditions.

Item 3.02         Unregistered Sale of Equity Securities

On September 2, 2009, we granted stock options to one consultant to purchase 100,000 shares of our common stock at an exercise price of $0.675 per share, exercisable until September 1, 2012. The options are to vest in four instalments, each for 25,000 options. The first instalment shall vest on March 2, 2010, the second instalment shall vest June 2, 2010, the third instalment shall vest September 2, 2010 and the last instalment shall vest on March 2, 2011. We issued the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits

(d)                     Exhibits

10.1	Consulting agreement with Frontera Geological Services Ltd. and Ken Hicks dated August 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

By:

/s/ Ken Hicks
Ken Hicks
President
September 3, 2009